UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Innovus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 964-5123

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Innovus Pharmaceuticals, Inc. announced today that Lynnette Dillen, Executive Vice President and Chief Financial Officer of the Company has decided to leave the company for another opportunity in the biotechnology industry. Ms Dillen is expected to remain in her current role at Innovus effective no later than July 16, 2015. Following Ms Dillen’s departure, Mr. Reuven Rubinson our Vice President of Finance will assume leadership of the Company’s accounting and finance functions. Reuven is a senior hands-on financial executive with over 30 years of proven leadership and demonstrated management skills as Chief Financial Officer of both public and private companies The Company is thrilled to have someone of his caliber to assume the role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovus Pharmaceuticals, Inc.

Date: June 24, 2015	By:	/s/ Bassam Damaj
	Name:	Bassam Damaj
	Title:	President & Chief Executive Officer